UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2018

COLGATE-PALMOLIVE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2018, the Board of Directors of Colgate-Palmolive Company (the “Company”) elected Mr. Noel R. Wallace to the position of President and Chief Operating Officer and Mr. P. Justin Skala to the position of Executive Vice President, Chief Growth & Strategy Officer.  Mr. Ian Cook, who has served as the Company’s President and Chief Executive Officer since July 1, 2007 and as Chairman, President and Chief Executive Officer since January 1, 2009, will continue as the Company’s Chairman and Chief Executive Officer.

Mr. Wallace, 53, had been Chief Operating Officer, Global Innovation & Growth and Hill’s Pet Nutrition since March 2016 and served as President, Colgate-Latin America from October 2013 through March 2016 and as President, North America and Global Sustainability from February 2010 through September 2013.

Mr. Skala, 58, had been Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability since March 2016 and served as President, Colgate-North America and Global Sustainability from October 2013 through March 2016 and as President, Colgate-Latin America from July 2010 through September 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date:	July 11, 2018	By:	/s/ Jennifer M. Daniels
		Name:	Jennifer M. Daniels
		Title:	Chief Legal Officer and Secretary

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